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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 August 19, 2003
                                 ---------------

                Date of Report (Date of earliest event reported)


                            MEXICAN RESTAURANTS, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Texas                        000-28234                   76-0493269
(State of Organization)       (Commission File Number)          (IRS Employer
                                                             Identification No.)

                                 1135 Edgebrook
                             Houston, TX 77034-1899
                             ----------------------
         (Address of Registrant's Principal Executive Office) (Zip Code)

                                 (713) 943-7574
                                 --------------
              (Registrant's telephone number, including area code)
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Item 7. Financial Statements and Exhibits.

(c) Exhibit:

      99.1    Press release of Mexican Restaurants, Inc., dated August 18, 2003

Item 12. Results of Operations and Financial Condition.

         On August 18, 2003, Mexican Restaurants, Inc. (the "Company") disclosed by press release the second quarter results. For the second quarter ended June 29, 2003, the Company reported net income of $213,844 or $0.06 cents per diluted share compared with $593,995 or $0.17 per share for the same quarter one year ago. The second quarter ended June 29, 2003 included a gain of $161,442, which related to insurance proceeds received from fire damage at a restaurant. For the 26-week period ended June 29, 2003, net income was $682,954 or $0.20 cents per diluted share compared with $1,091,875 or $0.31 cents for the same 26-weeks one year ago. The 26-week period ended June 29, 2003 included a gain of $478,032, which related to insurance proceeds received from fire damage at a restaurant.

         A copy of the Company's press release is filed as an exhibit to this report. The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes on Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

        (c) Exhibit:

          99.1 Press release of Mexican Restaurants, Inc., dated August 18, 2003


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEXICAN RESTAURANTS, INC.



                                          By: /s/ Andrew J. Dennard
                                          --------------------------------------
                                          Name: Andrew J. Dennard
                                          Title: Vice President, Chief Financial
                                          Officer, Treasurer and Corporate
                                          Secretary


Date:  August 19, 2003

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                                  EXHIBIT INDEX


EXHIBIT
  NO.       DESCRIPTION
-------     -----------
99.1        Press release of Mexican Restaurants, Inc. dated August 18, 2003